UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 9, 2023

DREAM HOMES & DEVELOPMENT CORPORATION

(Exact Name of Registrant as specified in its charter)

Nevada	000-55445	20-2208821
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

314 Rt 9 Forked River, New Jersey 08731

(Address of Principal Executive Offices and Zip Code)

Registrant’s Telephone Number, Including Area Code: (609) 693-8881

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	DREM	OTCPK

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

8.01 – Other Events

FORKED RIVER, NJ – Friday, October 9, 2023 – Dream Homes & Development Corporation (OTC: DREM) announces the following developments to the business.

1.	The Company recently had two non-binding arbitration awards assessed against its subsidiary, Shore Custom Homes Corp. Though the Company considers these lawsuits to be frivolous, it is inclined to disclose their existence in the interest of full disclosure.

2.	The Company is vigorously defending these lawsuits and it expects to prevail in court.

3.	In the opinion of the Company, neither lawsuit has any validity or potential for material consequence to the Company.

4.	All other normal operations of the Company and its subsidiaries are continuing with no effect from these lawsuits.

Dream Homes CEO Mr. Vincent Simonelli stated, “Calendar year 2023 has been positive for Dream, with solid growth in both our custom and new home development areas of the business.

We remain positive about ongoing developments in other areas of the Company.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dream Homes & Development Corp.

/s/ Vincent Simonelli
Vincent Simonelli, President & CEO
Date: October 10, 2023